SPINE-TECH, INC.
EXHIBIT 11---STATEMENT RE:  COMPUTATION OF INCOME (LOSS) PER SHARE
(Unaudited)


                                                          Three Months Ended            Nine Months Ended
                                                             September 30,                 September 30,
                                                    ----------------------------  ---------------------------
                                                          1997           1996          1997           1996
                                                    ------------- --------------  ------------- -------------
PRIMARY INCOME (LOSS) PER SHARE:
   Weighted average shares outstanding                 10,170,428      9,874,087     10,091,602     9,802,178

   Net effect of dilutive stock options --
    based on the treasury stock method                  1,572,280             --      1,382,011            --
                                                    ------------- --------------  ------------- -------------
                                                       11,742,708      9,874,087     11,473,613     9,802,178
                                                    ------------- --------------  ------------- -------------
                                                    ------------- --------------  ------------- -------------

    Net income (loss)                                $  3,329,187 $   (1,448,718)  $  7,468,502 $  (2,389,179)
                                                    ------------- --------------  ------------- -------------
                                                    ------------- --------------  ------------- -------------

    Primary income (loss) per share                      $  0.28        $  (0.15)       $  0.65      $  (0.24)
                                                    ------------- --------------  ------------- -------------
                                                    ------------- --------------  ------------- -------------

FULLY DILUTED INCOME (LOSS) PER SHARE:
   Weighted average shares outstanding                 10,170,428      9,874,087     10,091,602     9,802,178

   Net effect of dilutive stock options --
    based on the treasury stock method                  1,572,280             --      1,545,079            --
                                                    ------------- --------------  ------------- -------------
                                                       11,742,708      9,874,087     11,636,681     9,802,178
                                                    ------------- --------------  ------------- -------------
                                                    ------------- --------------  ------------- -------------

                                                    ------------- --------------  ------------- -------------

   Net income (loss)                                 $  3,329,187 $   (1,448,718)  $  7,468,502 $  (2,389,179)
                                                    ------------- --------------  ------------- -------------
                                                    ------------- --------------  ------------- -------------


   Fully diluted income (loss) per share             $       0.28 $        (0.15)  $       0.64 $       (0.24)
                                                    ------------- --------------  ------------- -------------
                                                    ------------- --------------  ------------- -------------